Exhibit 99.1

FROM:  P.A.M. TRANSPORTATION SERVICES, INC.
P.O. BOX 188
Tontitown, AR 72770
Larry J. Goddard
(479) 361-9111

P.A.M. TRANSPORTATION SERVICES, INC.
ANNOUNCES RESULTS FOR THE THIRD QUARTER
ENDED SEPTEMBER 30, 2009

Tontitown, Arkansas, October 28, 2009......P.A.M. Transportation Services, Inc. (NASDAQ:  PTSI) today reported net loss of $1,229,753 or diluted and basic loss per share of $0.13 for the quarter ended September 30, 2009, and net loss of $6,931,995 or diluted and basic loss per share of $0.74 for the nine month period then ended. The reported results include pre-tax write-downs of marketable equity securities in the amount of $232,544 and $1,337,545, respectively, for the three and nine months ended September 30, 2009 which increased the diluted and basic loss per share by $0.01 and $0.09, respectively. These results compare to a net loss of $3,180,856 or diluted and basic loss per share of $0.33, and net loss of $7,340,901 or diluted and basic loss per share of $0.76, respectively, for the three and nine months ended September 30, 2008. Results reported for the three and nine months ended September 30, 2008 included pre-tax write-downs of marketable equity securities in the amount of $3,241,457 and $3,814,597, respectively, which increased the diluted and basic loss per share by $0.20 and $0.24, respectively.

Operating revenues were $76,743,324 for the third quarter of 2009 compared to $105,958,070 for the third quarter of 2008. Operating revenues were $211,037,835 for the nine months ended September 30, 2009 compared to $322,708,237 for the nine months ended September 30, 2008.

Daniel H. Cushman, President of the Company, commented, “Although market conditions continue to be very challenging PTSI is excited to demonstrate continuous improvement in the areas we needed to improve the most. I mentioned in the second quarter release the need to continue to diversify as well as expand our position in the marketplace. We feel we have done a lot to accomplish that.

Mentioned in the previous release, PTSI has very strong Expedited, Dedicated, Regional, Random Longhaul, Logistics and Mexico service offerings. Those products have been in place. What wasn’t in place was a sales and marketing team positioning us for success. During the third quarter PTSI has added several key, strategic sales professionals. That team is now in place. These recent additions to the PTSI team are seasoned professionals with proven track records. I believe these additions will position us to grow with customers that in the past have not been aware of the strength of our portfolio of services.

In the third quarter we improved our utilization, and our revenue per truck per day and decreased our percentage of empty miles every single month over the previous month. Many key performance indicators are trending in a positive direction. One indicator that is deceiving is our rate per mile. Our rate per mile has decreased a bit as a result of significantly reducing the amount of freight accepted from freight brokers. Broker freight generally includes fuel surcharge in the rate, thus making the rate per mile appear more favorable than it is in reality. Freight from brokers represented almost 8% in June and was down below 2% in September. We are focused in our efforts to generate our own business.

Like every other trucking company, we would welcome any help we could get from an improved economy.  That said, we are not dependent on that happening. Our ability to penetrate the marketplace with new customers as a result of our key personnel additions will help us tremendously.

Once again, I thank our employees for the commitment I see from them every day. Also, I want to thank the customers that have provided me the opportunity to tell the PTSI story and allow us the opportunity to participate in their business. I know that capacity is plentiful so our customers allowing us entry at this time is very generous. ”

P.A.M. Transportation Services, Inc. is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Certain information included in this document contains or may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, included from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

P.A.M. Transportation Services, Inc. and Subsidiaries Key Financial and Operating Statistics (unaudited)
	Quarter ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Revenue, before fuel surcharge	$67,668,041	$81,691,540	$190,304,673	$252,816,659
Fuel surcharge	9,075,283	24,266,530	20,733,162	69,891,578
	76,743,324	105,958,070	211,037,835	322,708,237

Operating expenses and costs:
Salaries, wages and benefits	26,090,975	30,915,136	74,175,984	97,028,346
Fuel expense	18,296,240	38,773,993	45,932,517	119,321,218
Operating supplies and expenses	6,614,221	7,523,749	19,839,993	22,994,738
Rent and purchased transportation	10,170,931	10,347,415	28,791,337	30,709,353
Depreciation	8,336,276	9,288,736	25,716,333	27,573,905
Operating taxes and licenses	3,193,695	3,952,960	9,736,570	12,476,083
Insurance and claims	3,174,733	3,842,504	9,347,553	12,497,754
Communications and utilities	649,085	656,830	1,984,885	2,224,937
Other	1,295,659	1,232,701	3,745,197	3,734,664
Loss on disposition of equipment	270,565	706,412	294,817	926,152
Total operating expenses and costs	78,092,380	107,240,436	219,565,186	329,487,150

Operating loss	(1,349,056)	(1,282,366)	(8,527,351)	(6,778,913)

Interest expense	(562,755)	(613,523)	(1,855,677)	(1,714,292)
Non-operating expense	(159,546)	(3,377,474)	(826,539)	(3,596,552)

Loss before income taxes	(2,071,357)	(5,273,363)	(11,209,567)	(12,089,757)
Income tax benefit	(841,604)	(2,092,507)	(4,277,572)	(4,748,856)

Net loss	$(1,229,753)	$(3,180,856)	$(6,931,995)	$(7,340,901)

Diluted loss per share	$(0.13)	$(0.33)	$(0.74)	$(0.76)

Average shares outstanding – Diluted	9,415,369	9,665,125	9,414,355	9,722,657

	Quarter ended September 30,		Nine Months Ended September 30,
Truckload Operations	2009	2008	2009	2008

Total miles	47,010,122	54,346,072	130,500,948	174,019,274
Operating ratio*	102.64%	101.82%	105.68%	103.31%
Empty miles factor	7.59%	7.40%	8.06%	7.28%
Revenue per total mile, before fuel surcharge	$1.24	$1.35	$1.25	$1.30
Total loads	77,999	82,849	211,566	269,167
Revenue per truck per work day	$532	$620	$493	$597
Revenue per truck per week	$2,660	$3,100	$2,465	$2,985
Average company trucks	1,680	1,931	1,701	1,973
Average owner operator trucks	33	40	33	46

Logistics Operations
Total revenue	$9,283,231	$8,412,252	$27,015,765	$26,051,918
Operating ratio	97.91%	99.36%	97.25%	97.17%

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* Operating ratio has been calculated based upon total operating expenses, net of fuel surcharge, as a percentage of revenue, before fuel surcharge. We used revenue, before fuel surcharge, and operating expenses, net of fuel surcharge, because we believe that eliminating this sometimes volatile source of revenue affords a more consistent basis for comparing our results of operations from period to period.